Exhibit 21.1
Subsidiaries of the Registrant
Wells Operating Partnership II, L.P. (“Wells OP II”)
Wells REIT II-80 M Street, LLC
Wells REIT II-100 East Pratt LLC
100 East Pratt Street Business Trust
Wells TRS II, LLC
Wells REIT II-2000 Park Lane Business Trust
Wells REIT II Texas, Inc
Wells REIT II-Park Lane Parcel 19 Business Trust
Wells REIT II-Cranberry Woods Development, Inc
Wells REIT II-1200 Morris Business Trust
Market Square East & West, LLC
Wells REIT II - Market Square East & West, LLC
Wells REIT II - KCP, LLC
Wells KCP TRS, LLC
Wells Energy TRS, LLC
Wells REIT II - Market Square Lender, LLC
Wells OP II LP, LLC
WRII-Property Management, LLC
Indirect Subsidiaries of the Registrant
Wells TRS II-Fitness, LLC
Wells TRS II-Hotel, LLC
Wells TRS II-Concierge, LLC
Wells REIT II - 544 Lakeview, LLC
Wells TRS II - 544 Lakeview, LLC
Key Center Lessee Limited Partnership
Direct Subsidiaries of Wells OP II
(each single member LLCs)
Wells REIT II-Republic Drive, LLC
Wells REIT II-9 Technology Drive, LLC
Wells REIT II-180 Park Avenue, LLC
Wells REIT II-One Glenlake, LLC
Wells REIT II-Opus/Finley Portfolio, LLC
Wells REIT II-Wildwood Properties, LLC
Wells REIT II-Emerald Point, LLC
Wells REIT II-Emerald Point, LP
Wells REIT II-Gaithersburg MD, LLC (formerly known as MR 270 NMD I, LLC)
Wells REIT II-Corridors III, LLC
Wells REIT II-Highland Landmark III, LLC
Wells REIT II-180 Park Avenue B105, LLC
Wells Governor's Pointe 4241 Irwin Simpson, LLC
Wells Governor's Pointe 8990 Duke, LLC
Wells REIT II-5995 Opus Parkway, LLC
Wells REIT II-215 Diehl Road, LLC
Wells REIT II-8909 Purdue Road, LLC
Wells REIT II-180 East 100 South, LLC
Wells Robbins Road, LLC
2420 Lakemont Avenue MM, LLC
Wells REIT II-University Circle, LP
Wells REIT II-University Circle, LLC
Wells REIT II-Key Center, LLC
Wells REIT II-MacArthur Ridge I, LLC
Wells REIT II-MacArthur Ridge I, LP

Wells REIT II-5 Houston Center, LP
Wells REIT II-Tampa Commons, LLC
Wells REIT II-LakePointe 3, LLC
Wells REIT II-LakePointe 5, LLC
Wells REIT II-Utah Parking, LLC
Wells REIT II-11950 Corporate Boulevard, LLC
Wells REIT II-263 Shuman Boulevard, LLC
Wells REIT II-80 Park Plaza, LLC
Wells REIT II-4300 Centreway Place, LP
Wells REIT II-4300 Centreway Place, LLC
Wells REIT II-Edgewater Corporate Center One, LLC
Wells REIT II-International Financial Tower, LLC
Wells REIT II-SanTan Corporate Center I, LLC
Wells REIT II-SanTan Corporate Center II, LLC
Wells REIT II-Sterling Commerce, LP
Wells REIT II-Sterling Commerce, LLC
Wells REIT II-One Century Place, LLC
Wells REIT II-Eagle Rock Executive Office Center IV, LLC
Wells REIT II-Pasadena Corporate Park, LP
Wells REIT II-Pasadena Corporate Park, LLC
Wells REIT II-7031 Columbia Gateway Drive, LLC
Wells REIT II-222 East 41st Street, LLC
Wells REIT II-Bannockburn Lakes III, LLC
Wells REIT II-South Jamaica Street, LLC
Wells REIT II-15815 25th Avenue, LLC
Wells REIT II-16201 25th Avenue, LLC
Wells International Real Estate II (CY) Ltd
Wells REIT II-Parkside/Atlanta, LLC
Wells REIT II-1277 LPB Atlanta, LLC
Wells REIT II-Three Glenlake, LLC
Wells REIT II-1580 A&B West Nursery, LLC
Wells REIT II-1580 A&B West Nursery Land, LLC
Wells REIT II-13655 Riverport Drive, LLC
Wells REIT II-11200 W. Parkland, LLC
Wells REIT II-Lindbergh Center, LLC
Wells REIT II-147 South Street UT, LLC
Wells REIT II-Lakehurst Britton, LLC
Wells REIT II-550 King Street, LLC
Wells REIT II-Energy Center I, LLC
Wells REIT II-200 Orange Street, LLC
Wells REIT II-800 Brooksedge, LLC
Wells REIT II-333 Market Street, LLC

Indirect Subsidiaries of Wells OP II
Wells REIT II/Lincoln-Highland Landmark III, LLC
Wells REIT II-Robbins Road, LLC
Nashoba View Ownership, LLC
2420 Lakemont Avenue, LLC
Key Center Properties, LLC
Landlink Ltd.
Eastvale Finance Limited
I-10 EC Corridor Limited Partnership
Wells REIT II - Energy Center I GP, LLC
Three Glenlake Building, LLC